                                                                EXHIBIT 3(b)


                                    AMENDED AND
                                      RESTATED
                                      BY-LAWS

                                         OF

                                QUIXOTE CORPORATION
                              (A Delaware Corporation)

                           as adopted on March 16, 1991,
                        and as amended through July 13, 1998

  (the Corporation was named Energy Absorption Systems, Inc. from July 14, 1969 to June 30, 1980)


                                     ARTICLE I

                                OFFICES AND RECORDS

     SECTION 1.1. DELAWARE OFFICE. The principal office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

     SECTION 1.2. OTHER OFFICES. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

     SECTION 1.3. BOOKS AND RECORDS. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

                                     ARTICLE II

                                    STOCKHOLDERS

     SECTION 2.1. ANNUAL MEETING. The annual meeting of the stockholders of the Corporation shall be held on such date and at such place and time during the period commencing at 12:01 A.M. (Chicago Time) on October 1 and ending 11:59 P.M. (Chicago Time) on December 10 in each year as may be fixed by resolution of the Board of Directors adopted at least ten days prior to the date so fixed, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If, in any year the Board of Directors shall not fix an annual meeting date, place

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and time by the end of the 10th day next preceding the third Friday of
October in that year, then the date, place and time of the annual meeting in such year shall be on the third Friday of October at the principal office of the Corporation in Chicago, Illinois at the hour of 10:30 A.M. (Chicago
Time). If the date of the annual meeting shall be a legal holiday in the State where such meeting is to be held, such meeting shall be held on the next succeeding business day.

     SECTION 2.2. SPECIAL MEETINGS. Special meetings of the stockholders shall be called at any time by the Chairman, President or a majority of the Board of Directors.

     SECTION 2.3. PLACE OF MEETING. The Board of Directors may designate the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made by the Board of Directors or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in Chicago, Illinois.

     SECTION 2.4. NOTICE OF MEETING. Written or printed notice stating the date, place and time of the meeting, and, in the case of a special meeting, the purpose and purposes for which the meeting is called, shall be given as required by the General Corporation Law of the State of Delaware.

     SECTION 2.5. FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date to be not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting or of the payment of a dividend or such other event. If no record date is fixed, the record date for such determination of stockholders shall be (a) the close of business on the day next preceding the date on which notice of the meeting is mailed, (b) the date on which the resolution of the Board of Directors declaring such dividend is adopted, or (c) the date on which notice is given to stockholders involving an event requiring a record date, as the case may be. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     SECTION 2.6. QUORUM. A majority of the outstanding shares entitled to vote shall constitute a quorum at meetings of stockholders, except that when specified business is to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business. At all meetings of stockholders all questions shall be determined by a majority vote of the stockholders entitled to vote present in person or by proxy, except as otherwise provided by law or the Certificate of Incorporation or these By-Laws.

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     SECTION 2.7.  PROXIES.   At all meetings of stockholders, a stockholder
may vote by proxy. Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy, the following are valid means of granting such authority. A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A stockholder may also authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy shall be valid after eleven (11) months from the date of its execution, unless the proxy shall otherwise provide.

     SECTION 2.8. JUDGES OF ELECTION. The Secretary of the Corporation, or any Assistant Secretary of the Corporation in the absence of the Secretary, shall serve as the Judge of each meeting of stockholders, provided, however, that the Chairman of the Board of the Corporation at his discretion may appoint, in place of the Secretary or any Assistant Secretary of the Corporation, three (3) judges of election to serve with respect to such meeting of stockholders, and if any judge so appointed shall refuse to serve or shall not be present at such stockholders' meeting, he shall be replaced by the Chairman of the Board of Directors in advance of such meeting or in advance of any voting at such meeting. All voting at stockholders' meetings shall be conducted solely under the direction of the judge(s), and the decision of the judge, or a majority of the judges if more than one, as to the outcome of all voting at such meetings shall be binding upon the Corporation and its stockholders in the absence of actual fraud in the decision of the judge(s). Any competent person over the age of 21 may be appointed as a judge of election.

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     (a)  In fulfilling the obligations hereunder, the judge(s) shall have the following responsibilities: (1) to determine whether the meeting itself is legally constituted for the purpose of the stockholders' action; (2) to determine the validity and effect of proxies and the authority of the person or persons designated in such proxies to vote pursuant thereto; (3) to determine the validity and effect of ballots cast for the matters to be voted on by the stockholders; and (4) to do all other acts and make all other determinations necessary or appropriate in connection with conducting the voting and deciding the results thereof.

     (b) In discharging any or all of the aforementioned responsibilities, the judge(s) (1) shall not have the duty of determining the names or addresses of the registered stockholders of the Corporation entitled to vote at such meeting, but may rely on a dated list of such stockholders if certified by either the transfer agent or the Secretary of the Corporation and if the date of such list coincides with the record date as fixed pursuant to these By-Laws, and (2) shall not have the duty of determining the date of mailing of the notices of the meeting or the persons to whom notices were sent, but may rely on a certificate of the transfer agent or the Secretary of the Corporation containing such information.

     (c) To aid them in carrying out any of the aforementioned duties, the judge(s) shall have the authority, but not the obligation, to appoint agents, including, but not necessarily limited to, accountants, attorneys and custodians. Any such agents so appointed shall be responsible only to the judge(s).

     (d) The judge(s) shall be entitled to possession of all ballots, together with any accompanying proxies, cast by the stockholders. The judge(s) shall retain possession, but not necessarily the physical custody, of such ballots and proxies until they have determined the results of the election, at which time they shall deliver such ballots and proxies, and certify the results of the election, to the secretary of the meeting.

     (e) Judge(s) shall be entitled to reimbursement from the Corporation for all expenses reasonably incurred by them in connection with the discharge of their responsibilities as judges, including fees and expenses of any agents appointed pursuant to the provisions of these By-Laws, and, in addition, the Corporation shall pay the judge(s) a fee commensurate with the services rendered and the responsibilities undertaken by them.

                                    ARTICLE III

                                 BOARD OF DIRECTORS


     SECTION 3.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors. In addition to the powers and authority expressly conferred upon them by these By-Laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

     SECTION 3.2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall be six. Each director shall hold office until the third succeeding annual meeting of stockholders or until his successor shall have been elected and qualified. Directors need not be residents of the State of Delaware or stockholders of the Corporation. Directors may be nominated for office in advance of the annual meeting of stockholders.

     SECTION 3.3. CLASSES OF DIRECTORS. As provided in the Certificate of Incorporation, the directors shall be divided into three classes, as nearly equal in number as possible. At each annual meeting, directors to replace those whose term expires at such annual meeting shall be elected to hold office until the third succeeding annual meeting or until his successor shall have been elected and qualified. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. No decrease in the Board shall shorten the term of any incumbent director.

     As used in these By-Laws, "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies. Except as otherwise provided in the Certificate of Incorporation or the By-Laws, vacancies occurring in the Board of Directors may be filled for the unexpired term by a majority vote of the remaining directors.

     SECTION 3.4. CONDUCT OF MEETINGS. The Board of Directors shall adopt such rules and regulations for the conduct of the meetings and management of the affairs of the Corporation as it may deem proper, not inconsistent with the laws of the State of Delaware or these By-Laws. As soon as practicable after the annual meeting of stockholders, the Board of Directors shall meet for the purpose of organization and the transaction of business.

     SECTION 3.5. REGULAR MEETINGS. The Board of Directors may, by resolution, provide the time and place for the holding of regular meetings without other notice than such resolution.

     SECTION 3.6. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time for such meetings.

     SECTION 3.7. NOTICE. Notice of any special meeting shall be given to each director at his business address in writing or by telegram or by telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid at least five (5) days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four (24) hours before such meeting. If by telephone, the notice shall be given at least twelve
(12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-Laws as provided under Article VII. Notice of any special or regular meeting shall be waived if the director is present at any special or regular meeting.

     SECTION 3.8.  QUORUM.  A majority of the number of directors fixed by
Section 3.2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at the meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than a quorum.

     SECTION 3.9 VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. If the vacancy occurs less than sixty days before the annual meeting of stockholders, the director shall serve until the annual meeting succeeding the next annual meeting of stockholders, at which such meeting the stockholders shall appoint the director to fill the term of director If the vacancy occurs greater than sixty days before the annual meeting of stockholders, the director shall serve until the next annual meeting of stockholders at which such meeting the stockholders shall appoint the director to fill the term. If the size of the Board of Directors is enlarged or increased and a director is appointed to fill the new directorship, the Board of Directors may designate the term of the director appointed to fill the new directorship. No decrease in the size of the Board of Directors shall shorten the term of any incumbent director.

     SECTION 3.10 COMMITTEES. The Board of Directors, by resolution or resolutions passed by three-fourths of the entire Board of Directors, may designate from among its members an executive committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in the Certificate of Incorporation, the By-Laws and in such resolution or resolutions, shall have the authority of the Board of Directors, except as may be provided otherwise by law. The Chairman of the Board and the President shall be members EX OFFICIO of any executive committee or finance committee. An executive committee or any other committee shall act only at such times as the Board of Directors is not in session and in no case to the exclusion of the right of the Board of Directors at any time to act as a Board upon any business of the Corporation.
 Each such committee shall cease to exist and function in any capacity upon the termination of its authority by resolution or resolutions passed by a majority of the entire Board of Directors.

     All action by any committee of the Board of Directors shall be referred to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board of Directors, provided that no rights or acts of third parties shall be affected by any such revision or alteration. Subject to such applicable resolutions as may be adopted by the Board, each committee shall fix its own rules of procedure and shall meet where and as provided in such rules, but in any case the presence of a majority shall be necessary to constitute a quorum.

                                     ARTICLE IV

                                      OFFICERS

     SECTION 4.1. ELECTED OFFICERS. The elected officers of the Corporation shall be a Chairman of the Board, President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors and one or more of whom may be designated as Executive Vice President), a Secretary, a Corporate Record Keeper, a Treasurer, and one or more Assistant Secretaries and one or more Assistant Treasurers (the number thereof to be determined by the Board of Directors). Any two or more offices may be held by the same person, except the offices of President and Secretary or Assistant Secretary. The Board of Directors may create such other office or offices from time to time as shall in its judgment be necessary or convenient and shall have power to prescribe the duties and authority of the officers elected thereto by the Board of Directors.

     SECTION 4.2. ELECTION AND TERM OF OFFICE. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed.

     SECTION 4.3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the Corporation and shall preside at all meetings of the Board of Directors and of the stockholders. He shall exercise the powers and perform the duties usual to the chief executive officer and have general responsibility for the business and affairs of the Corporation. Subject to the control and direction of the Board of Directors, the Chairman of the Board shall define the Corporation's long-term objectives, and consider and evaluate particular markets for the Corporation's future activities, as well as be generally responsible for the business and affairs of the Corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors or these By-laws, and as are incident to the office of the chief executive officer. The Chairman of the Board shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation.

     SECTION 4.4. PRESIDENT. The President shall be the chief operating and administrative officer of the Corporation, and subject to the control and direction of the Board of Directors and the Chairman of the Board, shall direct, supervise and administer the affairs and daily operation of the business of the Corporation, including but not limited to supervision of the operations, performance and direction of the Corporation's subsidiaries and their activities. In the absence or disability of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the stockholders, and otherwise shall exercise all of the duties of the Chairman of the Board. The President shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation and to perform such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, or these By-Laws and as are incident to the office of President.

     SECTION 4.5. VICE PRESIDENTS. The Vice Presidents, one or more of whom may be designated Executive or Administrative Vice Presidents, shall perform such duties in such capacities or as heads of their respective operating divisions as may be assigned by the Board of Directors, the Chairman of the Board or the President and shall report to such person or persons with respect to the performance of such duties as the Board of Directors, the Chairman of the Board or the President may from time to time specify. In the absence or incapacity of the Chairman of the Board and the President, the duties of the offices of the Chairman of the Board and President shall be performed by the Vice Presidents in the order of priority established by the Board, and unless and until the Board of Directors shall otherwise direct.

     SECTION 4.6. SECRETARY TO THE BOARD OF DIRECTORS. The Secretary to the Board of Directors shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose, and such other duties as the Board of Directors may delegate to implement their activities.

     SECTION 4.7. CORPORATE RECORD KEEPER. The Corporate Record Keeper shall (a) see that all notices are duly given in accordance with the provisions by these By-Laws or as required by law; (b) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (c) keep a register of the post office address of each stockholder which shall be furnished to the Corporate Record Keeper by such stockholder; (d) sign with the President or Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;
(e) have general charge of the stock transfer books of the Corporation; and
(f) in general perform all duties incident to the office of Corporate Record Keeper and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

     SECTION 4.8. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation, (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsover, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors, and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

     SECTION 4.9. CONTROLLER. The Board of Directors may elect a Controller who shall be responsible for all accounting and auditing functions of the Corporation and who shall perform such other duties as may from time to time be required of him by the Board of Directors.

     SECTION 4.10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretary, or any of them if there be more than one, may sign with the Chairman or Vice-Chairman of the Board of Directors, President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the

Board of Directors, and may attest the execution of contracts and other documents on behalf of the Corporation by duly authorized officers of the Corporation by affixing the corporate seal to such contracts and other documents. The Assistant Treasurer, or any of them if there be more than one, shall, if required by the Board of Directors, give bond for the faithful discharge of his duties with such sums and with such sureties as the Board of Directors shall determine. In general, the Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors. The Assistant Secretaries in the order of their election, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. The Assistant Treasurers, in order of their election, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.

     SECTION 4.11. APPOINTIVE OFFICERS. Subject to the approval of the Chairman of the Board, the President may appoint other officers and agents on a division basis or otherwise, as such divisions or other operating units are created by the Board of Directors, and such other officers and agents shall receive such compensation, have such tenure and exercise such authority as the President shall specify. All appointments made by the President hereunder and all terms and conditions thereof must be reported to the Board of Directors. No appointive officer shall have any contractual rights against the corporation for compensation by virtue of such appointment beyond the date of the appointment of his successor, his death, his resignation, or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

     SECTION 4.12. SALARIES. The salaries of the elected officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

     SECTION 4.13. REMOVAL. Any officer elected by the Board of Directors may be removed by the vote of three-fourths of the entire Board of Directors.
 No elected officer shall have any contractual rights against the Corporation for the compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

     SECTION 4.14. VACANCIES. A newly created office or a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

                                     ARTICLE V

                          STOCK CERTIFICATES AND TRANSFERS

     SECTION 5.1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued and dates of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     SECTION 5.2. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder or record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by a power of attorney duly executed, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                                     ARTICLE VI

                              MISCELLANEOUS PROVISIONS

     SECTION 6.1. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of July and end on the thirtieth day of June of each year.

     SECTION 6.2. DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

     SECTION 6.3. SEAL. The corporate seal may bear the emblem of some object, and shall have inscribed thereunder the words "Corporation Seal" and around the margin thereof the words "QUIXOTE CORPORATION, Delaware".

     SECTION 6.4. WAIVER OF NOTICE. Whenever any notice is required to be given to any stockholders or any director of the Corporation under the provisions of the General

Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors need be specified in any waiver of notice of such meeting.

     SECTION 6.5. AUDITS. In the discretion of the Board of Directors the accounts, books and records of the Corporation may be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors.

     SECTION 6.6. RESIGNATIONS. Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the President or Secretary. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

     SECTION 6.7. PUBLIC CONTRACTS. The following officers of the Corporation, or any of them, or any other person from time to time designated in writing by any one of said officers, are authorized to offer, make, sign, execute, submit, deliver and perform for and on behalf of the Corporation, or any operating divisions thereof, any bid or proposal or agreement or contract of this Corporation in connection with the offer for sale or sale of products or property to the United States, any state, any municipality, or any political subdivision, department, division, authority, commission or agency of any thereof, and to include in such bid, proposal, agreement or contract, or in any or all of them, any certificate as to non-collusion required by applicable law, as the act and deed of the Corporation, and for any inaccuracies or misstatements in such certificate the Corporation shall be liable under the penalties of perjury:

               The Chairman of the Board, the President, any Vice
          President, the Secretary, the Treasurer, any Assistant
          Secretary, any Assistant Treasurer, or any appointed divisional President or Vice President.


                                    ARTICLE VII

                                     AMENDMENTS

     SECTION 7.1. AMENDMENTS. The Board of Directors may make, alter, amend or repeal any of the By-Laws by the affirmative vote of at last a majority of the members of the entire Board of Directors as fixed by Section 3.2 of
Article III of these By-Laws.

                                    ARTICLE VIII

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            INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

     SECTION 8.1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Except as prohibited by law, each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative including an internal corporation investigation or appeal ("Proceeding"), by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or any other enterprise, shall be indemnified against expenses, attorneys' fees and disbursements, judgments, fines, excise taxes, other penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding to the full extent permitted by law. Such indemnification shall extend to the payment of judgments against the directors and officers and to reimbursement of amounts paid in settlement of such claims or actions, and may apply to judgments in favor of the Corporation or amounts paid in settlement to the Corporation.

     The foregoing right of indemnification shall inure to each such director and officer, whether or not he is a director or officer at the time such cost or expenses are imposed or incurred, and whether or not the claim asserted against him is based on acts or omissions which occurred prior to or after the adoption of this By-law if the Proceeding is commenced after the adoption hereof, and in the event of his death, shall extend to his heirs, executors, and administrators. If the director or officer is determined to be not entitled to full indemnification, he shall have the right to partial indemnification to the full extend permitted by law. The right of indemnification provided in this Article shall not be exclusive of any other rights to which such director or officer may be entitled. The foregoing provisions of this Section 8.1 shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article VIII and the relevant provisions of the General Corporation Law and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing, with respect to any state of facts then or theretofore existing, or any Proceeding theretofore, or thereafter brought or threatened based in whole or in part upon any such state of facts.

     SECTION 8.2. INDEMNIFICATION OF OTHER PERSONS. Except as prohibited by law, each person who was or is a party or threatened to be made a party to any Proceeding by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, may be entitled to indemnification against expenses, attorneys' fees and disbursements, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the expense or settlement of such Proceeding to the fullest extent permitted by law; provided that such employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the interests of the Corporation

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or such other entity and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     SECTION 8.3. ADVANCEMENT OF EXPENSES. Expenses incurred with respect to any Proceeding shall be paid by the Corporation to any person entitled to indemnification pursuant to Sections 8.1 or 8.2 in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation.

     SECTION 8.4. INSURANCE AND FUNDING. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

     The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to assure the payment of such sums as may become necessary to effect the indemnification provided herein.